UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 22, 2007

optionsXpress Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32419	20-1444525
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

311 W. Monroe, Suite 1000, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-630-3300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)
On August 22, 2007, optionsXpress Holdings, Inc. ("optionsXpress" or the "Company") announced that, effective September 30, 2007, David Kalt will resign his positions of Chief Executive Officer and member of the optionsXpress' board of directors.

A copy of the press release optionsXpress issued on August 22, 2007 concerning officer promotions and departures is furnished as Exhibit 99.1 to this report.

(b)
On August 22, 2007, optionsXpress announced that David Fisher, 38, who has served as the Company's President since March 2007 will assume the title and role of Chief Executive Officer. Mr. Fisher will also assume Mr. Kalt's vacated seat on the Company's board of directors. Prior to serving as the President of optionsXpress, Mr. Fisher served as the Company's Chief Financial Officer beginning in August 2004. He has played an instrumental role in creating a strong, recognizable brand and driving the Company’s most important initiatives including the conversion to self-clearing, the acquisition and integration of online futures broker XpressTrade, LLC and the initial public offering.

A copy of the press release optionsXpress issued on August 22, 2007 concerning officer promotions and departures is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

99.1 News Release issued by the Registrant on August 22, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

optionsXpress Holdings, Inc.

August 22, 2007	By:	/s/ Adam DeWitt

Name: Adam DeWitt
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	News Release issued by optionsXpress Holdings, Inc. on August 22, 2007